EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of the 6th day of August, 2015 (the “Effective Date”), by and between rVue Holdings, Inc., a Nevada corporation (the “Company”), and Mark Pacchini (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Executive desires to continue to be employed by the Company as its Chief Executive Officer and the Company wishes to continue to employ the Executive in such capacity.

NOW, THEREFORE, in consideration of the foregoing recitals and the respective covenants and agreements of the parties contained in this document, the Company and the Executive hereby agree as follows:

1.

Employment and Duties.  The Company agrees to continue to employ and the Executive agrees to continue to serve as the Company’s Chief Executive Officer.  The duties and responsibilities of the Executive shall include the duties and responsibilities as the Board of Directors of the Company (the “Board”) may from time to time reasonably assign to the Executive.

The Executive shall devote substantially all of his working time and efforts during the Company’s normal business hours to the business and affairs of the Company and its subsidiaries and to the diligent and faithful performance of the duties and responsibilities duly assigned to him pursuant to this Agreement.

2.

Term.  The term of this Agreement shall commence on the Effective Date and shall continue for a period of three (3) years and shall be automatically renewed for successive one (1) year periods thereafter unless either party provides the other party with written notice of his or its intention not to renew this Agreement at least three (3) months prior to the expiration of the initial term or any renewal term, as applicable, of this Agreement.  “Employment Period” shall mean the initial three (3) year term plus renewals, if any.

3.

Place of Employment.  The Executive’s services shall be performed at the Company’s offices located in Elmhurst, Illinois and any other location where the Company now or hereafter has a business facility within the Chicagoland area. The parties acknowledge, however, that the Executive may be required to travel in connection with the performance of his duties hereunder.

4.

Base Salary.  For all services to be rendered by the Executive pursuant to this Agreement, the Company agrees to pay the Executive during the Employment Period an initial base salary (the “Base Salary”) at an annual rate of $48,000, commencing immediately, which Base Salary shall be increased automatically based on the Company reaching certain milestones in each fiscal year, measured independently, set forth on Exhibit A hereto.  The Base Salary shall be paid in periodic installments in accordance with the Company’s regular payroll practices.

The Compensation Committee (the “Compensation Committee”) of the Board (or by the independent members of the Board, if there is no Compensation Committee) shall review the Executive’s Base Salary annually after the conclusion of the initial three (3) year term and make a recommendation to the Board as to whether such Base Salary should be increased but not decreased, which decision shall be within the Board’s sole discretion.

5.

Bonuses.

(a)

Mandatory Bonuses.  During the term of this Agreement, the Executive shall receive the bonuses set forth on Exhibit B attached hereto upon the occurrence of the events set forth thereon.  Each such bonus shall be paid by the Company to the Executive promptly after determination that the relevant targets have been met.

(b)

Optional Bonuses.  During the term of this Agreement, in addition to the bonuses set forth in Section 5(a) above, the Executive shall be entitled to such bonus compensation (in cash, options, capital stock or other property) as a majority of the members of the Board may determine from time to time in their sole discretion.

6.

Stock Options.

(a)

The Company shall grant the Executive options to purchase shares of the Company’s common stock, par value $0.001 per share, in the amounts set forth on Exhibit C attached hereto based upon the Company reaching certain milestones in each fiscal year, measured independently (the “Option Shares”), subject to the other terms and conditions set forth in the Company’s Equity Incentive Plan, as amended and restated in the form approved by the Company’s shareholders on June 30, 2015 and effective on August 20, 2015 (the “Plan”) and any option agreement by and between the Executive and the Company.  The Executive shall be entitled to the grant of the Option Shares only upon the first attainment of the applicable milestone set forth opposite such grant on Exhibit C.  The Executive acknowledges that a copy of the Plan has been delivered to the Executive and all terms governing the Executive’s stock options contained herein are governed by the Plan. Option Shares shall be granted by the Company to the Executive promptly after determination that the relevant milestone has been met (each, a “Grant Date”), it being understood that the attainment of any financial targets shall be determined after the results of the annual audit are known.

(b)

The options granted to the Executive shall vest and become exercisable on the second (2nd) anniversary of the Grant Date, if and only if the Executive is, and has been, continuously employed by the Company from the Grant Date through the second (2nd) anniversary of the Grant Date.

(c)

Payment for all or part of the exercise price for Option Shares purchased by the Executive may be made in cash or by check, or by “cashless exercise” (or by any combination of such methods).

(d)

The agreement or agreements setting forth the terms of the grant of the options to the Executive shall contain a clause providing that the vesting of the option shall accelerate in the event of a sale, lease or exchange of substantially all of the Company’s assets and related business to a third party, or a merger of the Company with a corporation, which is unaffiliated with the stockholders or management of the Company (as applicable, a “Sale of the Company”).  For the avoidance of doubt, such clause shall not provide for accelerated vesting of the option in the event of a standard or typical financing of the Company, such as the sale of additional shares or series of the Company’s preferred stock, even where such financing results in the ownership of more than fifty percent (50%) of the fully-diluted capitalization of the Company by a third party, none of which transactions shall constitute a Sale of the Company.

(e)

The Executive shall be eligible for such additional grants of awards under the Plan as the Committee (as defined in the Plan) (or by the independent members of the Board, if there is no Compensation Committee) may from time to time determine.

7.

Expenses.  The Executive shall be entitled to prompt reimbursement by the Company for all reasonable, ordinary and necessary travel, entertainment, and other expenses incurred by the Executive while employed (in accordance with the policies and procedures established by the Company for its senior executive officers) in the performance of his duties and responsibilities under this Agreement; provided, however, that the Executive shall properly account for such expenses in accordance with Company policies and procedures.

8.

Other Benefits.  During the term of this Agreement, the Executive shall be eligible to participate in incentive, savings, retirement (401(k)), and welfare benefit plans, including, without limitation, health, medical, dental, vision, life (including accidental death and dismemberment) and disability insurance plans (collectively, “Benefit Plans”), in substantially the same manner and at substantially the same levels as the Company makes such opportunities available to the Company’s managerial or salaried executive employees.

9.

Vacation.  During the term of this Agreement, the Executive shall be entitled to accrue, on a pro rata basis, twenty (20) paid vacation days per year.  Vacation shall be taken at such times as are mutually convenient to the Executive and the Company and no more than fourteen (14) consecutive days shall be taken at any one time without Company approval in advance.  The Executive shall be entitled to carry over any accrued, unused vacation days from year to year.

10.

Termination of Employment.

(a)

Death.  If the Executive dies during the Employment Period, this Agreement and the Executive’s employment with the Company shall automatically terminate and the Company shall have no further obligations to the Executive or his heirs, administrators or executors with respect to compensation and benefits accruing thereafter, except for the obligation to pay to the Executive’s heirs, administrators or executors any earned but unpaid Base Salary or bonus through the date of death and reimbursement of any and all reasonable expenses paid or incurred by the Executive in connection with and related to the performance of his duties and responsibilities for the Company during the period ending on the termination date.  The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

(b)

Disability.  In the event that, during the term of this Agreement the Executive shall be prevented from performing his duties and responsibilities hereunder to the full extent required by the Company by reason of Disability (as defined below), this Agreement and the Executive’s employment with the Company shall automatically terminate and the Company shall have no further obligations or liability to the Executive or his heirs, administrators or executors with respect to compensation and benefits accruing thereafter, except for the obligation to pay the Executive or his heirs, administrators or executors any earned but unpaid Base Salary or bonus and unused vacation days accrued through the Executive’s last date of Employment with the Company and reimbursement of any and all reasonable expenses paid or incurred by the Executive in connection with and related to the performance of his duties and responsibilities for the Company during the period ending on the termination date.  The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions through the last date of the Executive’s employment with the Company.  For purposes of this Agreement, “Disability” shall mean a physical or mental disability that prevents the performance by the Executive, with or without reasonable accommodation, of his duties and responsibilities hereunder for a period of not less than an aggregate of six (6) months during any twelve consecutive months.

(c)

Cause.

(1)

At any time during the Employment Period, the Company may terminate this Agreement and the Executive’s employment hereunder for Cause.  For purposes of this Agreement, “Cause” shall mean: (a) the willful and continued failure of the Executive to perform substantially his duties and responsibilities for the Company (other than any such failure resulting from the Executive’s death or Disability) after a written demand by the Board for substantial performance is delivered to the Executive by the Company, which specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties and responsibilities, which willful and continued failure is not cured by the Executive within thirty (30) days of his receipt of such written demand; (b) the conviction of, or plea of guilty or nolo contendere to, a felony, (c) violation of Sections 11 or 12 of this Agreement, or (d) fraud, dishonesty or gross misconduct which is materially and demonstratively injurious to the Company.  Termination under clauses (b), (c) or (d) of this Section 10(c)(1) shall not be subject to cure.

(2)

Upon termination of this Agreement for Cause, the Company shall have no further obligations or liability to the Executive or his heirs, administrators or executors with respect to compensation and benefits thereafter, except for the obligation to pay the Executive any earned but unpaid Base Salary and vacation pay, and reimbursement of any and all reasonable expenses paid or incurred by the Executive in connection with and related to the performance of his duties and responsibilities for the Company during the period ending on the termination date.  The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

(d)

Change of Control.  For purposes of this Agreement, “Change of Control” shall mean the occurrence of any one or more of the following: (i) the accumulation, whether directly, indirectly, beneficially or of record, by any individual, entity or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of 50% or more of the shares of the outstanding Common Stock of the Company, whether by merger, consolidation, sale or other transfer of shares of Common Stock (other than a merger or consolidation where the stockholders of the Company prior to the merger or consolidation are the holders of a majority of the voting securities of the entity that survives such merger or consolidation), or (ii) a sale of all or substantially all of the assets of the Company, provided, however, that the following acquisitions shall not constitute a Change of Control for the purposes of this Agreement: (A) any acquisitions of Common Stock or securities convertible into Common Stock directly from the Company, or (B) any acquisition of Common Stock or securities convertible into Common Stock by any employee benefit plan (or related trust) sponsored by or maintained by the Company.

(e)

Good Reason.

(1)

At any time during the term of this Agreement, subject to the conditions set forth in Section 10(e)(2) below, the Executive may terminate this Agreement and the Executive’s employment with the Company for Good Reason.  For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following events: (A) the assignment, without the Executive’s consent, to the Executive of duties that are significantly different from, and that result in a substantial diminution of, the duties that he assumed on the Effective Date; (B) the assignment, without the Executive’s consent, to the Executive of a title that is different from and subordinate to the title Chief Executive Officer; (C) any termination of the Executive’s employment by the Company within twelve (12) months after a Change of Control, other than a termination for Cause, death or Disability; or (D) material breach by the Company of this Agreement.

(2)

The Executive shall not be entitled to terminate this Agreement for Good Reason unless and until he shall have delivered written notice to the Company of his intention to terminate this Agreement and his employment with the Company for Good Reason, which notice specifies in reasonable detail the circumstances claimed to provide the basis for such termination for Good Reason, and the Company shall not have eliminated the circumstances constituting Good Reason within thirty (30) days of its receipt from the Executive of such written notice.

(3)

In the event that the Executive terminates this Agreement and his employment with the Company for Good Reason, the Company shall pay or provide to the Executive (or, following his death, to the Executive’s heirs, administrators or executors): (A) any earned but unpaid Base Salary or bonus accrued through the Executive’s last day of employment with the Company; (B) continued coverage, at the Company’s expense, under all Benefits Plans in which the Executive was a participant immediately prior to his last date of employment with the Company, or, in the event that any such Benefit Plans do not permit coverage of the Executive following his last date of employment with the Company, under benefit plans that provide no less coverage than such Benefit Plans, for a period of one (1) year following the termination of employment; and (C) reimbursement of any and all reasonable expenses paid or incurred by the Executive in connection with and related to the performance of his duties and responsibilities for the Company during the period ending on the termination date.  All payments due hereunder shall be payable according to the Company’s standard payroll procedures.  The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

(f)

Without “Good Reason” by the Executive or Without “Cause” by the Company.

(1)

By the Executive.  At any time during the term of this Agreement, the Executive shall be entitled to terminate this Agreement and the Executive’s employment with the Company without Good Reason by providing prior written notice of at least thirty (30) days to the Company.  Upon termination by the Executive of this Agreement and the Executive’s employment with the Company without Good Reason, the Company shall have no further obligations or liability to the Executive or his heirs, administrators or executors with respect to compensation and benefits thereafter, except for the obligation to pay the Executive any earned but unpaid Base Salary through the Executive’s last day of employment with the Company and reimbursement of any and all reasonable expenses paid or incurred by the Executive in connection with and related to the performance of his duties and responsibilities for the Company during the period ending on the termination date.  The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax. FICA and FUTA, and other appropriate deductions.

(2)

By the Company.  At any time during the term of this Agreement, the Company shall be entitled to terminate this Agreement and the Executive’s employment with the Company without Cause by providing prior written notice of at least thirty (30) days to the Executive.  Upon termination by the Company of this Agreement and the Executive’s employment with the Company without Cause, the Company shall pay or provide to the Executive (or, following his death, to the Executive’s heirs, administrators or executors): (A) any earned but unpaid Base Salary or bonus through the Executive’s last day of employment with the Company; (B) continued coverage, at the Company’s expense, under all Benefits Plans in which the Executive was a participant immediately prior to his last date of employment with the Company, or, in the event that any such Benefit Plans do not permit coverage of the Executive following his last date of employment with the Company, under benefit plans that provide no less coverage than such Benefit Plans, for a period of one (1) year following the termination of employment; and (C) reimbursement of any and all reasonable expenses paid or incurred by the Executive in connection with and related to the performance of his duties and responsibilities for the Company during the period ending on the termination date.  All payments due hereunder shall be payable according to the Company’s standard payroll procedures.  The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

11.

Confidential Information.

(a)

Disclosure of Confidential Information.  The Executive recognizes, acknowledges and agrees that he has had and will continue to have access to secret and confidential information regarding the Company, its subsidiaries and their respective businesses (“Confidential Information”), including but not limited to, its products, formulae, patents, sources of supply, customer dealings, data, know-how and business plans, provided such information is not in or does not hereafter become part of the public domain, or become known to others through no fault of the Executive.  The Executive acknowledges that such information is of great value to the Company, is the sole property of the Company, and has been and will be acquired by him in confidence.  In consideration of the obligations undertaken by the Company herein, the Executive will not, at any time, during or after his employment hereunder, reveal, divulge or make known to any person, any information acquired by the Executive during the course of his employment, which is treated as confidential by the Company, and not otherwise in the public domain.  The provisions of this Section 11 shall survive the termination of the Executive’s employment hereunder.

(b)

The Executive affirms that he does not possess and will not rely upon the protected trade secrets or confidential or proprietary information of any prior employer(s) in providing services to the Company.

(c)

In the event that the Executive’s employment with the Company terminates for any reason, the Executive shall deliver forthwith to the Company any and all originals and copies, including those in electronic or digital formats, of Confidential Information.

12.

Non-Competition and Non-Solicitation.

(a)

The Executive agrees and acknowledges that the Confidential Information that the Executive has already received and will receive is valuable to the Company and that its protection and maintenance constitutes a legitimate business interest of the Company, to be protected by the non-competition restrictions set forth herein.  The Executive agrees and acknowledges that the non-competition restrictions set forth herein are reasonable and necessary and do not impose undue hardship or burdens on the Executive.  The Executive also acknowledges that the products and services developed or provided by the Company, its affiliates and/or its clients or customers are or are intended to be sold, provided, licensed and/or distributed to customers and clients in and throughout the United States (the “Territory”) (to the extent the Company comes to operate, either directly or through the engagement of a distributor or joint or co-venturer, or sell a significant amount of its products and services to customers located, in areas other than the United States during the term of the Employment Period, the definition of Territory shall be automatically expanded to cover such other areas), and that the Territory, scope of prohibited competition, and time duration set forth in the non-competition restrictions set forth below are reasonable and necessary to maintain the value of the Confidential Information of, and to protect the goodwill and other legitimate business interests of, the Company, its affiliates and/or its clients or customers.

(b)

The Executive hereby agrees and covenants that he shall not, without the prior written consent of the Company, directly or indirectly, in any capacity whatsoever, including, without limitation, as an employee, employer, consultant, principal, partner, shareholder, officer, director or any other individual or representative capacity (other than a holder of less than two percent (2%) of the outstanding voting shares of any publicly held company), or whether on the Executive’s own behalf or on behalf of any other person or entity or otherwise howsoever, during the Employment Period and for a period of one (1) year thereafter, within the Territory:

(1)

Engage, own, manage, operate, control, be employed by, consult for, participate in, or be connected in any manner with the ownership, management, operation or control of any business in competition with the business of the Company;

(2)

Recruit, solicit or hire, or attempt to recruit, solicit or hire, any employee, or independent contractor of the Company to leave the employment (or independent contractor relationship) thereof, whether or not any such employee or independent contractor is party to an employment agreement;

(3)

Attempt in any manner to solicit or accept from any customer of the Company, with whom the Company had significant contact during the Executive’s employment by the Company (whether under this Agreement or otherwise), business of the kind or competitive with the business done by the Company with such customer or to persuade or attempt to persuade any such customer to cease to do business or to reduce the amount of business which such customer has customarily done or might do with the Company, or if any such customer elects to move its business to a person other than the Company, provide any services (of the kind or competitive with the Business of the Company) for such customer, or have any discussions regarding any such service with such customer, on behalf of such other person; or

(4)

Interfere with any relationship, contractual or otherwise, between the Company and any other party, including, without limitation, any supplier, distributor, co-venturer or joint venturer of the Company to discontinue or reduce its business with the Company or otherwise interfere in any way with the Business of the Company.

13.

Miscellaneous.

(a)

The Executive acknowledges that the services to be rendered by him under the provisions of this Agreement are of a special, unique and extraordinary character and that it would be difficult or impossible to replace such services.  Furthermore, the parties acknowledge that monetary damages alone would not be an adequate remedy for any breach by the Executive of Section 11 or Section 12 of this Agreement.  Accordingly, the Executive agrees that any breach or threatened breach by him of Section 11 or Section 12 of this Agreement shall entitle the Company, in addition to all other legal remedies available to it, to apply to any court of competent jurisdiction to seek to enjoin such breach or threatened breach.  The parties understand and intend that each restriction agreed to by the Executive hereinabove shall be construed as separable and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant.  In the event that any restriction in this Agreement is more restrictive than permitted by law in the jurisdiction in which the Company seeks enforcement thereof, such restriction shall be limited to the extent permitted by law.  The remedy of injunctive relief herein set forth shall be in addition to, and not in lieu of, any other rights or remedies that the Company may have at law or in equity.

(b)

Neither the Executive nor the Company may assign or delegate any of their rights or duties under this Agreement without the express written consent of the other; provided, however, that the Company shall have the right to delegate its obligation of payment of all sums due to the Executive hereunder, provided that such delegation shall not relieve the Company of any of its obligations hereunder.

(c)

This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to the Executive’s employment by the Company, supersedes all prior understandings and agreements, whether oral or written, between the Executive and the Company, and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged.  The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement.  No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

(d)

This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors, heirs, beneficiaries and permitted assigns.

(e)

The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(f)

All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be addressed as follows:

If to the Executive:

Mark Pacchini

(address on file with the Company)

If to the Company:

rVue Holdings, Inc.

275 N. York Road, Suite 201

Elmhurst, Illinois 60126

Attn: Board of Directors

or to such other address or addresses as may hereafter be specified by notice given by any of the above to the other.  Notices shall be deemed to have been duly given when personally delivered, sent by registered or certified mail, return receipt requested, postage prepaid, or by reputable national overnight delivery service (e.g. Federal Express) for overnight delivery.  Notices shall be deemed given on the sooner of the date actually received or the third (3rd) business day after deposited in the mail or one (1) business day after deposited with an overnight delivery service for overnight delivery.

(g)

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois without reference to principles of conflict of laws and each of the parties hereto irrevocably consents to the jurisdiction and venue of the federal and state courts located in Chicago, Illinois.

(h)

This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but both of which together shall constitute one of the same agreement.  The parties hereto have executed this Agreement as of the date set forth above.

(i)

The Executive represents and warrants to the Company, that he has the full power and authority to enter into this Agreement and to perform his obligations hereunder and that the execution and delivery of this Agreement and the performance of his obligations hereunder will not conflict with any agreement to which the Executive is a party.

[Signature page follows immediately]

IN WITNESS WHEREOF, the Executive and the Company have caused this Employment Agreement to be executed as of the date first above written.

RVUE HOLDINGS, INC.

By:

/s/ Mark Pacchini

Name: Mark Pacchini

Title: President & CEO

/s/ Mark Pacchini

Mark Pacchini

EXHIBIT A

Benchmark	Additional Base Salary for Fiscal Year
Total Revenue for the fiscal year equals at least $2,600,000	$48,000 added to Base Salary
Total Revenue for the fiscal year equals at least $5,200,000	Total of $96,000 added to Base Salary, inclusive of additional compensation provided above
Total Revenue for the fiscal year equals at least $7,500,000	Total of $144,000 added to Base Salary, inclusive of additional compensation provided above

EXHIBIT B

Event	Bonus Amount

1.

Sale of the Company resulting in total consideration to the Company or its stockholders of at least $20,000,000 but less than $40,000,000 (inclusive of assumed indebtedness and the fair market value of stock and other property) (“Total Consideration”) within the four years following the effective date of this Agreement

- $750,000 cash payment to the Executive; plus - $500,000 cash payment to other employees of the Company (not including the Executive), as determined by the Executive.
2. Sale of the Company resulting in Total Consideration of between $40,000,000 and less than $60,000,000 within the four years following the effective date of this Agreement	- $1,250,000 cash payment to the Executive; plus - $750,000 cash payment to other employees of the Company (not including the Executive), as determined by the Executive.
3. Sale of the Company resulting in Total Consideration of $60,000,000 or more within the four years following the effective date of this Agreement	- $1,750,000 cash payment to the Executive; plus - $1,000,000 cash payment to other employees of the Company (not including the Executive), as determined by the Executive.

EXHIBIT C

Event	Bonus Amount
1. Total Revenue for the fiscal year equals at least $1,300,000	- 2,750,000 stock options to the Executive, with an exercise price of $0.04 per share.
2. Total Revenue for the fiscal year equals at least $2,600,000

-

3,250,000 stock options to the Executive, with an exercise price of $0.04 per share.  In addition, the Executive shall be entitled to the stock options set forth in Item 1, above, solely to the extent such grant has not been previously awarded.

3. Total Revenue for the fiscal year equals at least $5,200,000

-

3,750,000 stock options to the Executive, with an exercise price of $0.04 per share.  In addition, the Executive shall be entitled to the stock options set forth in Items 1 and 2, above, solely to the extent such grants have not been previously awarded.